UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 10, 2008
Date of Report (Date of earliest event reported)
HLTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)
(201) 703-3400
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05. Costs Associated with Exit or Disposal Activities
     As announced at the Registrant’s Annual Meeting of Stockholders held on December 10, 2008, the Registrant expects to incur a restructuring charge for severance costs in the fourth quarter of 2008. The amount of the charge is expected to be approximately $3.5 million (almost all of which reflects expected cash expenditures), including approximately $2.5 million relating to WebMD Health Corp., a publicly traded subsidiary of the Registrant. As a result of WebMD’s completion of the integration of prior acquisitions and efficiency gains from technology implementation, WebMD is reducing its workforce by approximately 4% to 5%. WebMD believes this will allow it to better allocate resources within the company going forward. The remainder of the workforce reduction by the Registrant relates to employees in its Corporate segment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION
Dated: December 15, 2008	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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